SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2009

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 31, 2009, our wholly-owned operating subsidiary, Par Pharmaceutical, Inc., entered into an asset purchase agreement with QOL Medical, LLC and its members, for the purchase by Par of the regulatory approvals and certain related assets and rights to Nascobal® (cyanocobalamin, USP) Nasal Spray, and the assumption of certain related liabilities.  Par paid a total purchase price of $54.5 million in cash, a portion of which will be held in escrow for a period of two years, subject to reduction for indemnity claims. Nascobal Nasal Spray, a once-weekly, self-administered alternative to vitamin B12 injections, has been approved by the U.S. Food and Drug Administration and is a prescription vitamin B12 supplement indicated to treat vitamin B12 deficiency.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  April 1, 2009

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/Thomas J. Haughey__________________

Thomas J. Haughey, Executive Vice President,

Chief Administration Officer and General Counsel

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